UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28 , 2010

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

11011 Q Street, Building A Suite 106, Omaha, Nebraska, 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 28, 2010, Lewis Jaffe and Michael Abrams were appointed to the Board of Directors of Bond Laboratories, Inc. (the "Company"), to serve in such capacities until the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified.

Mr. Abrams is currently the Interim Chief Financial Officer of the Company, and has served in that capacity since August 20, 2009 pursuant to the terms of a Consulting Agreement for Services ("Agreement") by and between the Company and Burnham Hill Advisors LLC ("BHA"), dated as of August 20, 2009, and amended on August 20, 2010. Under the terms of the Agreement, BHA acts as a financial and corporate strategy consultant to the Company. The Agreement provides that Mr. Abrams will serve in the capacity of Interim Chief Financial Officer through August 20, 2011, the termination date of the Agreement, unless the Company's Board of Directors appoints a permanent Chief Financial Officer to replace Mr. Abrams. Michael Abrams has extensive experience as a finance professional and has served as a senior-level advisor to numerous public companies during his career. Mr. Abrams is currently a Managing Director of Burnham Hill Partners LLC, a New York-based investment and merchant banking firm he joined in August of 2003. Mr. Abrams holds a Master of Business Administration with Honors from the Booth School of Business at the University of Chicago.

Lewis Jaffe is currenlty a principal of Jaffe & Associates ("J&A"), a consulting and advisory firm that provides strategic and tactical planning to mid-market companies and CEO coaching to their executives. Mr. Jaffe has served in that capacity since 2009. Prior to J&A, Mr. Jaffe was Interim Chief Executive Officer and President of Oxford Media, Inc., where he served from 2006 to 2008. Mr. Jaffe has also served in executive management positions with Verso Technologies, Inc., Wireone Technologies, Inc., Picturetel Corporation, and was also previously a Managing Director of Arthur Andersen. Mr. Jaffe is a graduate of the Stanford Business School Executive Program, and holds a Bachelor of Science from LaSalle University. Mr. Jaffe currently serves on the Board of Directors of Benihana Inc.

Messrs. Abrams and Jaffe were designated as nominees to the Board of Directors pursuant to a Common Stock and Warrant Purchase Agreement, dated June 26, 2008 (the "Purchase Agreement"), by and between the Company and the purchasers thereunder (the "2008 Financing"). Under the terms of the Purchase Agreement, a majority of the purchasers of common stock of the Company in connection with the 2008 Financing are entitled to designate two members to the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   September 30, 2010
By:	/s/ John Wilson

Name: John Wilson
Title: Chief Executive Officer